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                              AMENDED AND RESTATED

                                 LEASE AGREEMENT

                                     BETWEEN

                        BRUNSWICK DEVELOPMENT CORPORATION

                                       AND

                          BRUNSWICK TECHNOLOGIES, INC.



                                                            DATED:  JUNE 5, 1998



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

                                TABLE OF CONTENTS




1.  LEASED PREMISES........................................................  2

2.  TERM...................................................................  4

3.  RENT...................................................................  4

4.  UTILITIES..............................................................  6

5.  TAXES AND MAINTENANCE EXPENSES.........................................  6

6.  USE AND SIGNAGE........................................................  7

7.  COMPLIANCE WITH LAWS...................................................  8

8.  FINANCIAL COVENANTS....................................................  8

9.  ALTERATIONS AND IMPROVEMENTS...........................................  8

10. MAINTENANCE AND REPAIRS................................................  9

11. MECHANIC'S LIENS....................................................... 10

12. QUIET ENJOYMENT........................................................ 10

13. ASSIGNMENT OR SUBLETTING............................................... 10

14. EMINENT DOMAIN......................................................... 11

15. INSURANCE.............................................................. 11

16. CASUALTY LOSS.......................................................... 12

17. TRADE FIXTURES......................................................... 13

18. ACCESS TO LEASED PREMISES.............................................. 13

19. OPTION TO PURCHASE THE LEASED PREMISES................................. 13

20. END OF TERM............................................................ 15

21. RELEASE AND INDEMNITY.................................................. 15

22. DEFAULT................................................................ 16

23. REMEDIES............................................................... 17

24. HOLDOVER............................................................... 18

25. SUBORDINATION.......................................................... 18

26. NO IMPLIED SURRENDER OR WAIVER......................................... 19

27. NO REPRESENTATIONS BY LANDLORD OR TENANT; ENTIRE AGREEMENT............. 19

28. AMENDMENT OR MODIFICATION............................................... 19

29. DEFINITION OF LANDLORD.................................................. 20

30. ESTOPPEL CERTIFICATES................................................... 20

31. LIMITATION OF LANDLORD'S LIABILITY...................................... 20

32. SEVERABILITY............................................................ 20

33. CAPTIONS, GENDER, AND NUMBER............................................ 20

34. NOTICE.................................................................. 21

35. ADDITIONAL RIGHTS....................................................... 21

36. RECORDING............................................................... 21

37. BINDING EFFECT.......................................................... 21

38. GOVERNING LAW........................................................... 21

                                 LEASE AGREEMENT



     THIS AMENDED AND RESTATED LEASE AGREEMENT (this "Lease") dated as of June 5, 1998 is by and between Brunswick Development Corporation, a Maine corporation, with a principal office in Brunswick, Maine ("Landlord") and Brunswick Technologies, Inc., a Maine corporation with a principal office in Brunswick, Maine ("Tenant"). It amends, restates and replaces a lease between the Landlord and Tenant dated August 1, 1995 and any and all subsequent amendments to that lease.


                              W I T N E S S E T H:


     WHEREAS, the Landlord and Tenant entered into a lease dated August 1, 1995 (the "Primary Lease") for land more particularly described below (the "Real Property"), improvements (the improvements and any subsequent improvements hereinafter referred to as the "Improvements"), and a building (the building including any current or future expansions of the building hereinafter referred to as the "Building") located at 43 Bibber Parkway in Brunswick, Maine (the Real Property, Improvements and Building hereinafter collectively referred to as the "Leased Premises"); and

     WHEREAS, the parties executed a "Second Lease Agreement" dated December 8, 1995 and a "Third Lease Agreement" dated December 29, 1995 both of which allowed the Tenant occupation of part of the Building prior to the full completion of its construction; and

     WHEREAS, the Primary Lease has been amended by a "First Amendment to Primary Lease Agreement" dated June 1, 1997 (which together with the Primary Lease, the "Original Lease") which among other things increased the square footage leased from 50,000 to 52,400 to recognize improvements to the Building made by the Landlord in converting storage space to office space; and

     WHEREAS, the Landlord and Tenant now wish to expand the floor space of the Building by approximately 24,600 square feet (the "Expansion") which additional space, for purposes of calculating rent under the lease will increase the square footage leased to Tenant to 77,000; and

     WHEREAS, the Landlord and the Tenant wish to make modifications to the Original Lease to incorporate new lease terms related to the Expansion;

     WHEREAS, the Landlord and Tenant wish to amend and restate the Original Lease in its entirety in this Lease agreement:

NOW THEREFORE, the parties agree as follows:

     1.   LEASED PREMISES.

     a. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Real Property described on Exhibit A attached hereto and incorporated herein, together with a Building and Improvements erected thereon in accordance with mutually agreed upon design specifications and building plans and occupied by the tenant as of the date hereof. The construction contract for the current occupied building is attached as Exhibit B and the project costs are attached as Exhibit C.

     Further, Landlord hereby leases to the Tenant and Tenant hereby leases from the Landlord the Expansion to be constructed in accordance with mutually agreed upon design specifications and building plans (the "Expansion Plans") on the terms and conditions set out below.

     b. Tenant and Landlord shall cooperatively develop Expansion Plans for the Expansion. Tenant shall assist the Landlord in selecting a general contractor to construct the Expansion, and assist the Landlord in negotiating all the terms of a fixed price construction contract to construct the Expansion which shall provide for total Project Costs not to exceed $1,125,000 and shall be in the form attached hereto as Exhibit D. "Expansion Project Costs" are those costs identified in Exhibit E attached hereto and incorporated herein by reference. Any development, construction or other Expansion Project Costs associated with the Expansion in excess of $1,125,000 shall be the sole responsibility and obligation of Tenant, unless the Landlord expressly assumes responsibility for additional costs in a written agreement signed by an authorized representative of Landlord expressly stating that the $1,125,000 responsibility of the Landlord should be increased by a specific dollar amount.

     Landlord and Tenant shall appoint a construction manager acceptable to both parties to oversee the construction of the Expansion (the "Construction Manager").

     All change orders must be approved in writing by both the Landlord and the Tenant. No change orders shall be effective without such mutual written approval. Approval of change orders by the Landlord shall not constitute a commitment to pay Project Expansion Costs in excess of $1,125,000.

     Any and all requisitions shall be reviewed at regularly scheduled meetings of the general contractor, the Construction Manager and representatives of the Landlord and the Tenant. Requisitions must be approved by the Landlord and the Tenant. In the event of any dispute between the Landlord and Tenant regarding the approval of any requisition which is not resolved following good faith discussions so as to allow timely payment of the requisition, the dispute shall be submitted to the Construction Manager for immediate, final, binding and non-appealable resolution. Payment of any requisition shall not constitute acceptance of any work not performed by accordance with the construction contract.

     Landlord shall be responsible for obtaining, either directly or through the general contractor, all approvals, permits and/or licenses necessary for the construction and operation of the premises, and shall provide copies of the same to Tenant. Landlord shall deliver to Tenant final lien waivers from all contractors, subcontractors, or materialmen that provided services or materials in connection with the construction of the Expansion, together with a written statement from the general contractor setting forth the names of all such contractors, subcontractors, and materialmen. In addition, before executing and delivering any contracts related to services or materials that are in addition to or are supplemental to the construction contract, Landlord shall provide copies of the same to Tenant for approval. Landlord acknowledges that Tenant's approval will be dependent, in part, on whether the Landlord's rights and warranties pursuant to such contracts are assignable to and inure to the benefit of Tenant.

     c. Landlord expressly disclaims all warranties, whether express or implied, relating in any way to construction of the Building, the Expansion or any other improvements made by the Landlord including, without limitation, any warranties as to workmanship, materials, safety or fitness for a particular purpose. Landlord shall assign to Tenant any warranties of all architects, engineers and other professionals, all general contractors, subcontractors, suppliers and other vendors, and any other party providing services labor, or materials to Landlord relating to construction of the Building, the Expansion or any other improvements made by the Landlord. Landlord shall conditionally assign to Tenant with the consent of the General Contractor, its rights under the construction contract, which assignment shall become effective upon failure of Landlord to pursue any claim or right of action thereunder. Tenant understands that the Construction Manager shall be responsible for inspection of the Building, the Expansion or any other improvements made by the Landlord and that Landlord will not inspect the Building, the Expansion or any other improvements made by the Landlord for compliance with the Construction Plans, or the Expansion Plans or for any other purpose. All risk relating to construction of the Building, the Expansion or any other improvements made by the Landlord as between Landlord and Tenant, except for payment of the initial $1,700,000 in Project Costs and $1,125,000 in Expansion Project Costs, shall be borne by Tenant, and Tenant shall accept the Leased Premises "as is" after Landlord has funded the $1,700,000 in Project Costs and $1,125,000 in Expansion Project Costs required by this Lease. The construction contract for the Expansion shall require that the general contractor maintain builders' risk insurance, general liability insurance and workers' compensation insurance with coverage satisfactory to the Landlord and the Tenant and that the General Contractor provide a payment and performance bond securing the obligations of the General Contractor under the construction contracts. Upon termination or earlier expiration of this Lease, for any reason whatsoever, all warranties and other rights assigned to Tenant hereunder shall revert to Landlord without necessity of any further action by Tenant.

     d. Tenant shall have access to the Leased Premises to inspect the Expansion at any and all times as construction progresses subject to the following terms and conditions:

          (1) Any such entry upon the Leased Premises shall be in compliance with all insurance regulations of Landlord and of contractors of Landlord;

          (2) Tenant shall not interfere with any work being done by Landlord or its agents;

          (3) Any communication from Tenant with respect to the construction of the work shall be directed through the Construction Manager; Tenant shall not communicate with Landlord's contractors with respect to any such work, except through the Construction Manager;

          (4) Any entry by Tenant or its employees, agents, or contractors shall be at its and their own risk and the provisions of Section 21 hereof with respect to indemnification and release shall apply to any such entry.

     TO HAVE AND TO HOLD the Leased Premises for the term and rental hereinafter provided and upon the conditions, covenants and agreements hereinafter set forth, SUBJECT


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


TO THE OPERATION AND EFFECT OF ANY AND ALL INSTRUMENTS AND MATTERS OF RECORD.

     2.   TERM.

          a. The term of this Lease (the "Term") shall be for fifteen (15) Lease Years, commencing on January 1, 1996 (the "Commencement Date").

     3.   RENT.

          a. Tenant covenants and agrees to pay to Landlord a net base rental per square foot of the Building for the Term as follows:


 LEASE    RENT PER SQUARE               ANNUAL
  YEAR          FOOT                   BASE RENT           MONTHLY INSTALLMENT
  1996      $3.63/sq. ft.             $181,500                $15,125.00 (a)
  1997       3.63/sq. ft.              181,500                 15,125.00 (b)
  1997       3.63/sq. ft.              190,212                 15,851.00 (c)
  1998       3.63/sq. ft.              190,212                 15,851.00 (d)
  1998       4.10/sq. ft.              315,700                 26,308.33 (e)
  1999       4.10/sq. ft.              315,700                 26,308.33
  2000       4.10/sq. ft.              315,700                 26,308.33
  2001       4.20/sq. ft.              323,400                 26,950.00
  2002       4.30/sq. ft.              331,100                 27,591.67
  2003       4.40/sq. ft               338,800                 28,233.33
  2004       4.50/sq. ft.              346,500                 28,875.00
  2005       4.60/sq. ft.              354,200                 29,516.67
  2006       4.70/sq. ft.              361,900                 30,158.33
  2007       4.80/sq. ft.              369,600                 30,800.00
  2008       4.90/sq. ft.              377,300                 31,441.67
  2009       5.00/sq. ft               385,000                 32,083.33
  2010       5.10/sq. ft               392,700                 32,725.00

(a)  Rent for January, 1996 was prorated to reflect partial month.
(b)  Prior to June 1, 1997.
(c)  On and after June 1, 1997.
(d)  Prior to substantial completion of the Expansion.
(e) Beginning the 1st of the month following substantial completion of the Expansion.


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


For purposes of calculating base rent, the Building shall be conclusively presumed to contain 50,000 square feet prior to June 1, 1997, 52,400 square feet on and after June 1, 1997 and 77,000 square feet upon and after substantial completion of the Expansion, notwithstanding any deviation in actual dimensions. Substantial completion of the Expansion shall mean that the Expansion has been completed to a stage that a certificate of occupancy is issuable by the Town of Brunswick, Landlord has obtained all lien waivers from all contractors and materialmen and Tenant can occupy and utilize the Expansion for its business subject to typical "punch list" items that would not materially interfere with tenant's operations as determined by the Construction Manager. The foregoing does not constitute any warranty or other assurance as to the adequacy of design of the Building or the Expansion for Tenant's intended or actual utilization.

          b. The annual base rent payable hereunder shall be payable in equal monthly installments in an amount equal to 1/12 of the annual base rent for the applicable Lease Year. The first monthly installment of base rent shall be due and payable upon the Commencement Date. Thereafter, the monthly installments of rent shall be due and payable on the first (1st) day of each month in advance. In the event Tenant has not paid base rent in full by 4:30 p.m. Eastern Standard Time on the fifth day of each month, a surcharge shall be automatically imposed upon Tenant in an amount equal to five percent (5%) of the base rent not timely paid, and such surcharge shall thereafter be deemed base rent for all purposes under this Lease. Any monthly installment of base rent (including any applicable surcharge), or any portion thereof, not paid on or before the tenth (10th) day of each month shall bear interest accruing from the 10th day of that month until payment at a rate of eighteen percent (18%) per annum. Interest accrued on late payments shall constitute base rent for all purposes under this Lease. In the event Landlord's offices are closed on the 1st day of the month, rent shall be due the first business day thereafter. All payments of base rent shall be paid in advance, on the date specified above, without notice, setoff or deduction, in lawful money of the United States of America at the address of Landlord as set forth in Section 34 of this Lease, or at such other place as Landlord may from time to time designate in writing. Base rent shall be prorated for any portion of a calendar month within the Term.

          c. The term "Lease Year" shall mean the twelve calendar month period beginning on January 1 and ending on December 31.

          d. It is the intention of the parties hereto that the rent payable hereunder shall be net to Landlord so that this Lease shall yield to Landlord the net annual rent specified herein during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises shall be paid by Tenant, except (i) debt service on Landlord's financing for the Leased Premises, and (ii) as otherwise expressly set forth herein.

          e. This Lease shall terminate at the end of the Term without the necessity of any notice. Tenant shall, at its expense, at or prior to the expiration of the Term or any earlier termination of this Lease (i) promptly surrender to Landlord possession of the Leased Premises (including any fixtures or other improvements) in good order and repair (ordinary wear and tear excepted) and broom clean, (ii) remove therefrom Tenant's signs, furnishings, trade fixtures, and equipment which are used in conducting Tenant's business and are not owned by Landlord, and (iii) repair any damage to the Leased Premises caused by such removal.

     4.   UTILITIES.

     Utility connections to the Leased Premises shall be provided in the Building and the Expansion design as a project component. Tenant shall directly pay for all heat, electricity, water, sewerage, propane and any and all other utilities supplied to the Building and any expansion.

     5.   TAXES AND MAINTENANCE EXPENSES.

          a. Tenant agrees to pay before delinquency all real estate taxes levied against the Building and the Expansion and the land on which the Leased Premises are located, which land is designated as Tax Lot 59 on Map 17 of the Town of Brunswick dated April 1, 1994 (the "Tax Lot"). Tenant's liability to pay the real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Term. Tenant shall have the right to dispute such taxes and charges in good faith, provided that Tenant shall notify Landlord of the dispute prior to delinquency and take all necessary measures to assure that no lien or other interest in, to or upon the Leased Premises in favor of any government authority shall arise as a result thereof. If any such liens or interests do arise, the Tenant will take all necessary measures to remove such liens at least 90 days prior to any forfeiture of title.

          b. Tenant shall pay before delinquency any and all personal property taxes, assessments, license taxes, sales and use taxes, employment taxes and other charges levied, assessed or imposed and which become payable during the Term upon Tenant's operations or upon the equipment, furniture, appliances or trade fixtures and other personal property of Tenant of any kind installed or located on the Leased Premises; provided, however, that Tenant shall have the right to dispute such taxes and charges in good faith, provided that Tenant shall notify Landlord of such dispute prior to delinquency and take all necessary measures to assure that no lien or other interest in, to or upon the Leased Premises in favor of any government authority shall arise as a result thereof. If any such liens or interests do arise, the Tenant will take all necessary measures to remove such liens at least 90 days prior to any forfeiture of title.

          c. Tenant shall be responsible for the payment of all costs and expenses incurred from the Commencement Date through the end of the Term that are associated with or related to the Leased Premises and the use, occupancy, operation, maintenance and repair thereof. Debt service on funds borrowed to construct the Building or Expansion, or any refinancing thereof, shall not be included in expenses.

          d. In the event of any State or local limitation on real or personal property tax rates or amounts, or in the event any such taxes are hereafter repealed or eliminated, then Tenant shall pay to Landlord an amount equal to the real and personal property taxes that would have been paid with respect to the Leased Premises (and personal property located therein) under existing law as of the date hereof, had such limits or changes not been adopted or imposed, using as the rate and valuation for such tax the rate and valuation in effect as of the date of such change. The Town shall reasonably and in good faith determine any amount to be paid by Tenant to Landlord pursuant to this Section 5(d), providing appropriate credit for any amounts received by the municipality from the State or under authority of the State to compensate the municipality for the loss of tax revenue as contemplated under this Section 5(d).

          e. This section shall be effective beginning with the assessment based on the April 1, 1999 property valuation. In the event the personal property tax assessed to the Tenant by the Town of Brunswick, or the combined amount due to the Town and the Landlord from the personal property tax calculation under section 5(d) above, in any July 1 - June 30 fiscal period of the Town, is less than $100,000, the Tenant shall pay to the Landlord an amount equal to the difference between the personal property tax assessed, or the combined amount from the personal property tax calculation under section 5(d), and $100,000. This payment shall be made by the Tenant in equal installments within ten days of the Town's tax due date(s). In the event the personal property tax assessed to the Tenant by the Town, or the combined amount due to the Town and the Landlord from the personal property tax calculation under section 5(d) above is more than $150,000, the Landlord shall refund to the Tenant an amount equal to the difference between the tax assessed, or the combined amount from the personal property tax calculation under section 5(d), and $150,000. This refund shall be paid to the Tenant in equal installments within ten days of the Tenant's tax payment(s) to the Town.

          f. The total amount of real and personal property taxes paid by the Tenant to the Town plus any additional payments required under paragraphs d or e above shall be the computed to produce the highest payments, in total, to the Town and the Landlord.

     6.   USE AND SIGNAGE.

          a. The Premises shall be used for any lawful purpose consistent with applicable zoning requirements but subject to any limitations imposed under
Section 144, Section 147 and Section 148 of the Internal Revenue Code of 1986, as amended, necessary to ensure that interest on the Town's 1995 general obligation bonds and 1998 general obligation bonds, the proceeds of which were used to construct the Building, Improvements, and the Expansion, be and remain excluded from the gross income of the holders thereof for purposes of federal income taxation. Tenant shall use the Leased Premises in a careful, safe and proper manner and shall not use or permit the Leased Premises to be used for any purposes prohibited by the laws of the United States or the State of Maine or the ordinances of the Town of Brunswick. Tenant shall keep the Leased Premises in a neat and sanitary condition and shall not commit or permit any nuisance or waste on or in, or about the Leased Premises. Tenant shall dispose of all debris, trash and waste in compliance with all applicable laws and regulations.

          b. Tenant may affix and maintain any signs that are consistent with applicable zoning requirements. Any such signs shall be installed and maintained by Tenant at its sole cost and expense and shall comply with all laws, ordinances or regulations applicable thereto.

          c. In addition to and not in limitation of the other provisions of this Lease, Tenant covenants that it will not introduce or permit to be introduced or located on the Leased Premises any Hazardous Materials, as hereafter described, except in accordance with any applicable licenses, permits, laws, rules and regulations and that Tenant will not violate any Environmental Laws as hereafter described in connection with Tenant's use, maintenance or operation of the Leased Premises and Tenant shall, and hereby does totally and completely defend, save, and hold harmless Landlord, its employees, agents, officers, trustees, and directors, shareholders, partners, successors and assigns (the "Indemnified Landlord Parties") from and against, and shall promptly pay to or reimburse the Indemnified Landlord Parties for, all claims, demands, actions, losses, penalties, costs, expenses and damages, including all attorneys fees and court costs, investigation and laboratory fees, clean-up and removal costs incurred by or asserted against the Indemnified Landlord Parties by reason of the inaccuracy or breach of the covenant contained in this subparagraph. Upon termination of this Lease, Tenant covenants and agrees to remove any and all Hazardous Materials introduced by it in violation of this Lease at its sole expense. Tenant acknowledges and agrees that the expiration or sooner termination of this Lease shall not relieve or release Tenant of any legal liability and responsibility whether by way of damages, penalties, remedial actions or otherwise for unlawful discharges of Hazardous Materials. As used herein, "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous materials, hazardous waste, petroleum or petroleum products, hazardous matter, hazardous or toxic substances, or toxic pollutants, oil or waste oil as any of those terms are used or defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.2802, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901, ET SEQ.), applicable Maine statutes or any similar federal, state or local law, or in the regulations adopted and publications promulgated pursuant thereto, including all amendments to such laws and regulations and all supplements or successors thereto (such Acts, statutes, laws and regulations together with the Acts, statutes, laws and regulations referred to hereinafter in this subparagraph being sometimes referred to herein as "Environmental Laws"), or any other pollutants, contaminants, substances or materials that may constitute a hazard, peril or threat to the health of persons, animals, plant life or the environment; excepting, however, "Hazardous Materials" shall not for the purposes hereof include any materials or substances in amounts or concentrations insufficient to require any remedial action under any applicable law, order, rule or regulation of the federal, state or local governments.

     7.   COMPLIANCE WITH LAWS.

     Tenant covenants and agrees that during the Term, it shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of the federal, state and local governments or any of their departments, bureaus, boards, commissions and officials thereof with respect to the Leased Premises or the use or occupancy thereof, including without limitation, at Tenant's cost, to alter, maintain or restore the Leased Premises in compliance with all laws relating to the condition, use or occupancy of the Leased Premises, whether said work is structural or nonstructural, foreseen or unforeseen and whether said compliance shall be ordered or directed to or against Landlord or Tenant, or both.

     8.   FINANCIAL COVENANTS.

     Tenant covenants and agrees that during the Term, it shall furnish to
Landlord:

          a.   Promptly after becoming available and in any event within ninety
(90) days after the close of each fiscal year of Tenant, the audited financial statements of Tenant; and

          b. Within forty-five (45) days after the end of each fiscal year quarter, an eighteen (18) month cash flow projection for Tenant, including a line item for rental payments on the Leased Premises, certified by Tenant's Chief Financial Officer as being an accurate projection to the best of his or her knowledge or ability; and

          c. Such other information and materials as may be necessary for the Landlord to timely comply with any and all federal securities laws or rating agency requirements relating to primary or secondary market disclosure in connection with Landlord's financing of the Leased Premises.

     9.   ALTERATIONS AND IMPROVEMENTS.

          a. Tenant acknowledges that Landlord is not responsible for making any Tenant improvements except as provided in Section 1 hereof. Tenant shall not make any improvements, alterations, additions, or installments to the Leased Premises with a cost in excess of $50,000 individually or in the aggregate during any 365 day period, without Landlord's prior written approval, which approval will not be unreasonably withheld. Approval under this Section 9(a) shall not constitute approval under Section 9(c) unless such approval specifically so states. In the event Tenant desires to expand the Building during the Term of this Lease,

Landlord and Tenant agree to discuss how such an expansion might be accommodated. This provision does not apply to trade fixtures governed by
Section 17 hereof.

          b. Tenant hereby releases and agrees to hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with improvements, alterations, additions or installations on or to the Leased Premises made by or under the direction of Tenant. Tenant shall pay the cost of all such improvements, alterations, additions, or installations and also the cost of painting, restoring or repairing the Building occasioned by such improvements, alterations, additions, or installations.

          c. Any improvements, alterations, additions or installations made by Tenant at Leased Premises shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all applicable governmental authorities, shall be constructed in a good and workmanlike manner, and shall immediately become the property of Landlord and surrendered to Landlord upon the expiration or termination of this Lease, unless required to be removed as provided in the next sentence. Upon expiration or other termination of this Lease, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, promptly and with all due diligence remove any alterations, additions or improvements made by Tenant and designated by Landlord to be removed and shall repair any damage to the Building caused by such removal; provided, however, that Tenant shall not be required to remove any structural improvements to the Leased Premises so long as Landlord agrees in writing specifically referencing this Section 9(c) in advance of installation that such structural improvements may remain at the conclusion of the Term. This provision does not apply to trade fixtures governed by Section 17.

     10.  MAINTENANCE AND REPAIRS.

          a. Tenant shall take good care of the Leased Premises and the fixtures and improvements therein or thereon and, at its sole cost and expense, shall make repairs, restorations or replacements as and when needed to preserve them in good working order, condition and repair. Tenant specifically agrees to keep in good order, condition, and repair the roof, foundations, heating, air conditioning, ventilating, and electrical systems and equipment, and other structural portions of the Building. Except as specifically herein otherwise provided, Tenant also agrees that from and after the date that possession of the Leased Premises is delivered to Tenant, and until the end of the Term of this Lease, Tenant will keep neat and clean and maintain in good order, condition, and repair all nonstructural portions of the Building including, but not limited to, the exterior and interior portions of all doors, all plumbing and sewerage facilities, fixtures, interior walls, floors, ceilings, cleaning and replacement as necessary of all windows, maintenance and repair of all interior and exterior signage, maintenance of all landscaping, parking areas, sidewalks and driveways, including removal of snow and ice, all exterior lighting, security systems, and any and all other improvements on the Leased Premises. Tenant shall, at Tenant's expense, repaint and refurbish the Building and any part and portion thereof from time to time in order to assure that the same are kept in a tenantable and attractive condition throughout the Term of this Lease.

          b. If Tenant fails to make any repairs, restorations or replacements as required by this Lease, Landlord may, but shall not be obligated to, make such repairs, restorations or replacements, or perform such maintenance, at the expense of Tenant and such expense shall be due as additional rent. Landlord shall provide Tenant with reasonable advance notice prior to exercising its right to make repairs or replacements hereunder. Tenant shall comply with all provisions of Section 18 of this Lease in connection with such repairs, restorations and replacements. Landlord shall exercise such right so as to cause a minimum of disruption to Tenant's operations, provided that there shall be no allowance to Tenant for diminution of the rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to or interruption of business arising from Landlord, Tenant or any other party making any such repairs, restorations or replacements, alterations, additions or improvements in or to any portion of the Leased Premises.

     11.  MECHANIC'S LIENS.

     Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on the Leased Premises and Tenant shall keep the Leased Premises free and clear of all mechanic's liens and other liens on account of work done for Tenant or persons claiming under it. In the event a lien is placed upon the Premises, Tenant shall cause the lien to be removed or bonded within 30 days Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, costs or expenses, including attorneys' fees, on account of any claims of any nature for work performed for, or materials or supplies furnished to, Tenant or persons claiming under it. Landlord may require, at Landlord's sole option, as a condition to its consent to any such work with a total cost in excess of $50,000, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of the improvements, additions, or alterations that Tenant desires to make.

     12.  QUIET ENJOYMENT.

     Landlord covenants and agrees with Tenant that upon Tenant paying the rent hereunder and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises subject, nevertheless, to the terms and conditions of this Lease, including without limitation the subordination provision of Section 25 hereof.

     13.  ASSIGNMENT OR SUBLETTING.

          a. Tenant shall not, either voluntarily or by operation of law, transfer, pledge, hypothecate, mortgage or assign this Lease or any interest herein, or sublet the Leased Premises or any portion thereof, or otherwise allow or suffer the Leased Premises or any portion thereof to be used by any other person, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld. In connection with any proposed assignment or sublease, Landlord reserves the right to consider in connection with providing such consent, among such other factors as it deems appropriate the personal property tax revenue to be generated by any such assignee or subtenant. Any such attempted assignments, subletting or occupancy without Landlord's prior written consent shall be void and shall confer no rights whatsoever on any party and shall, at Landlord's option, constitute a default hereunder. The consent by Landlord to an assignment, subletting, occupancy or use arrangement shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting, occupancy or use arrangement. If Tenant shall request Landlord's consent to a sublease, assignment or use agreement hereunder, Tenant shall pay Landlord's expenses, including legal fees, incurred in connection with the processing and reviewing of documents necessary to evaluate such request. Tenant's liability shall be reduced by any excess rent actually received by Landlord pursuant to Section 13(b).

          b. Any consideration received by Tenant on account of any such assignment or any rent under a sublease or occupancy exceeding the rent in effect during the Lease Year in which the sublease or occupancy becomes effective shall be paid in full by Tenant to Landlord upon receipt of same. In the event of any default under this Lease, total damages due from

Tenant to Landlord shall be reduced by the cumulative excess rent previously received by Landlord under this Section 13(b).

          c. Tenant shall have the right without the prior written consent of the Landlord to assign this Lease to any affiliated entity. An affiliated entity is any entity that controls, is controlled by, or is under common control with Tenant. Control means voting control through equity interest or other contractual commitment providing effective control over management of the Tenant's principal business affairs.

          d. The Landlord agrees to consent to collateral assignment, pledge or other mortgaging of Tenant's leasehold interest upon terms and conditions reasonably acceptable to the Landlord, which consent will not be unreasonably withheld.

     14. EMINENT DOMAIN. a. If the entire Building is taken by any public authority under the power of eminent domain or taken in any manner for any public or quasi-public use or conveyed in lieu of such taking, or if any portion of the Building is so taken or conveyed so as to render the Leased Premises untenantable or unsuitable for manufacturing processes of Tenant, then the term of this Lease shall cease as of the day possession shall be taken by such public authority or the date of the conveyance and the rent and other sums payable hereunder shall be duly apportioned as of the date of such taking or conveyance. If any portion of the Building shall be taken or conveyed as described above, but such taking or conveyance does not render the Leased Premises untenantable, then this Lease shall continue in full force and effect. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord. Tenant hereby waives all claims against Landlord and the condemning authority for or on account or incident to such taking, except Tenant may separately claim and recover from the condemning authority, but not from Landlord, the value of the remaining term of the Lease and the value of any personal property of Tenant that Tenant was entitled to remove pursuant to the Lease.

          b. If only a portion of the Building is taken by any public authority under power of eminent domain or taken in any manner for any public or quasi-public use or conveyed in lieu thereof and this Lease is not terminated pursuant to Subsection 14(a), this Lease shall continue in full force and effect and Landlord shall make an equitable adjustment of the rent payable by Tenant for the tenantable portion of the Leased Premises effective the date of taking or conveyance.

     15. INSURANCE. a. At all times during the Term of this Lease, Tenant shall, at its own expense, maintain (i) fire and hazard insurance on the Building in an amount at least equal to the replacement value thereof, (ii) commercial general liability insurance for claims for personal injury or death and property damage having such limits as to each as are reasonably required by Landlord from time to time, but in any event not less than One Million Dollars ($1,000,000) for bodily injury to or death of any one person during any one occurrence, Three Million Dollars ($3,000,000) for bodily injury to or death of all persons in any one occurrence, and Five Hundred Thousand Dollars ($500,000) for property damage or destruction during any one occurrence; provided that every three (3) years during the Term, the Landlord may adjust the foregoing coverage limits to a commercially reasonable level; and (iii) all risk property insurance on all leasehold improvements and on all personal property and trade fixtures of Tenant to the extent of at least ninety percent (90%) of their insurable value; products liability insurance with respect to any items manufactured or assembled by Tenant. Each such policy (i) shall name as the insureds thereunder, as their interests may appear, Landlord and Tenant and, at Landlord's request, any mortgagee of Landlord's interest in the Property (and supply such mortgagee with a Maine Standard Mortgagee Endorsement, if so requested); and (ii) shall, by its terms, be considered primary and non-contributory with respect to any other insurance carried by Landlord or its successors and assigns; and (iii) shall by its terms be cancelable or altered only on at least thirty (30) days prior written notice to Landlord (and at Landlord's request any mortgagee of Landlord); and (iv) shall be issued by an insurer reasonably acceptable to Landlord. Tenant, at Tenant's sole expense, shall comply with all rules, orders, regulations or requirements of the board of fire underwriters, or any other similar body, having jurisdiction over the Leased Premises. No adjustment of any and all claims shall be made without the prior written approval of the Landlord, which may be withheld in the Landlord's sole discretion.

          b. Upon substantial completion of the Expansion and prior to the termination of any Builders Risk Policy for the Expansion, Tenant shall deliver to Landlord an original or copy of each updated policy or policies that includes coverage for the Building or the Expansion or, at Landlord's option, a certificate thereof and at least thirty (30) days before any such policy expires, Tenant shall deliver to Landlord an original replacement policy therefor (or at Landlord's option a certificate thereof). Tenant shall require such insurer to specify in its certificate that it will provide Landlord with at least 30 days prior written notice of any changes in coverage, coverage limits, cancellation or nonrenewal of its policy or policies.

     16. CASUALTY LOSS.

          a. If at any time during the Term, the Leased Premises shall be damaged or destroyed in whole or in part by fire or other cause, and Tenant elects not to terminate this Lease, then Tenant shall, at its own cost and expense, repair and restore the Leased Premises to its condition as of the Commencement Date, provided that the storage space converted to office spaces is repaired and restored to its condition as of June 1, 1997, and provided that the Expansion and related improvements are repaired and restored to their condition as upon substantial completion and the Tenant's full occupancy of the Expansion, all subject to reasonable wear and tear, within a period of time, which, under all prevailing circumstances, shall be commercially reasonable. In such event, this Lease shall remain in full force and effect and Tenant shall not be entitled to any reduction of the rent payable hereunder, proportionate or otherwise. All proceeds of the insurance required under Section 15(a) hereof shall first be applied to repair and restore the Leased Premises if Tenant elects to repair and restore the Premises pursuant to this Section.

          b. In no event shall Landlord be required to repair any injury or damage by fire or other cause, or to make repairs or replacements of, any leasehold improvements, fixtures or other personal property of Tenant.

          c. Tenant shall have the option to terminate the Lease and not reconstruct the Building in which case Tenant shall surrender to Landlord the Leased Premises in accordance with the provisions of Section 18 and pay over to Landlord all proceeds of the insurance required under Section 15(a) hereof. Tenant shall pay to Landlord such additional amounts as may be required, together with such insurance proceeds, to produce an amount sufficient, when invested at the lesser of the yield on the one year Treasury Bill or the yield on the Bonds as reported on the Forms 8038-G filed with the Internal Revenue Service in connection therewith, giving account to the investment earnings thereon, to pay the outstanding principal of, premium, if any, and interest on the loan from the Town to Landlord to finance the construction of the Building as and when due, plus the balance on the amortization schedule as shown on Exhibit F. In the event insurance proceeds actually received exceed the amount required to fund the payment of outstanding principal of, premium, if any, and interest on the Bonds determined in the manner hereinabove described, then such excess insurance proceeds shall be divided between Landlord and Tenant on a proportionate basis based upon a fraction, the numerator of which will be the value of the Landlord's or Tenant's interest in the Leasehold Premises, as the case may be (with Tenant's interest to be determined based upon the initial term of this Lease without taking into consideration its right to renew or extend the term or its option to purchase), and the denominator of which will be the total value of the Leased Premises. The value of the Leased Premises, the Landlord's interest in the Leased Premises and Tenant's leasehold interest shall be determined using the same procedure as is set forth in Section 19 hereof regarding determination of fair market value of the Leased Premises. The total value of the Leased Premises shall in no event exceed the lesser of
(a) the sum of the Landlord's value plus Tenant's value or (b) the insurance proceeds. All rent and other sums payable hereunder shall be apportioned as of the date of such termination and Landlord and Tenant shall be free and discharged from all obligations hereunder arising after the date of such termination; provided any responsibility or liability for events occurring prior to the termination date shall survive the termination.

     17. TRADE FIXTURES.

     Tenant may install or cause to be installed in the Leased Premises such equipment and trade fixtures as are reasonably necessary for the operation of its business. Such equipment and trade fixtures shall remain personal property of Tenant. Tenant shall be entitled to remove such trade fixtures installed by Tenant at any time during the Term or upon the expiration or earlier termination of this Lease; provided that Tenant is not then in default hereunder. Tenant covenants and agrees, at its own expense, to immediately repair any damage to the Leased Premises attributable to the removal of any of Tenant's equipment and trade fixtures, reasonable wear and tear excepted, and this provision shall survive the expiration or termination of this Lease. As used herein, the term "trade fixtures" includes, but is not limited to: (1) all materials, inventories, and supplies; (2) manufacturing equipment of every kind; (3) all handling and storage equipment not provided or financed by the Landlord; (4) any and all equipment installed specific to the operations of BTI, such as vents or cranes or other equipment for specific operations not provided or financed by the Landlord; (5) lighting installed for specific work centers installed by BTI not provided or financed by the Landlord; (6) portable office partitions and office equipment not provided or financed by the Landlord.

     18. ACCESS TO LEASED PREMISES.

     Landlord and Landlord's agent shall have the right to enter the Leased Premises upon reasonable advance notice under the circumstances to examine them, show them to prospective purchasers or mortgagees and to make and perform such maintenance, repairs and other work that Landlord may be required to perform under this Lease or as Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises, provided that no obligation to perform any such work is hereby implied, without the same constituting an eviction of Tenant in whole or in part or entitling Tenant to any abatement of rent or damages for any injury or interference with Tenant's business or loss of quiet enjoyment. Landlord shall exercise its best efforts to take all such actions in a manner which causes minimum disruption and cost to Tenant.

     19. OPTION TO PURCHASE THE LEASED PREMISES.

     Landlord hereby grants to Tenant the option to purchase the Leased Premises at the time, for the consideration, and upon the terms and conditions hereinafter set forth:

          a. Except as provided below, Tenant may exercise this option to purchase the Leased Premises at any time after January 1, 2004 provided, that any such election must be evidenced by a notice in writing addressed to Landlord.

          b. The price to be paid by Tenant to Landlord for the Leased Premises if the option is exercised shall be the greater of:

                    (i) The fair market value of the Leased Premises (including the Real Property, Building, Expansion, and related improvements), at the time Tenant gives written notice to Landlord that it elects to exercise its option to purchase the Leased Premises; or

                    (ii) An amount equal to the sum of (a) the fair market value of the Real Property, plus (b) an amount sufficient, when invested at the yield on the Town's 1995 Bonds as reported on the Form 8038-G filed with the Internal Revenue Service in connection therewith, or the one year Treasury Bill, whichever is less, giving account to the investment earnings thereon, to pay the outstanding principal of, premium, if any, and interest on the loan from the Town to Landlord to finance the construction of the Building and Improvements, plus (c) the balance outstanding on the amortization schedule of the cost of the 2,400 square feet of converted office space provided by Landlord to Tenant in the First Amendment to Primary Lease Agreement dated as of June 1, 1997, and attached hereto as Exhibit F, plus (d) an amount sufficient when invested at the yield on the 1998 Bonds as reported on the Form 8038G filed in connection therewith, or the one year Treasury Bill, whichever is less, giving account to the investment earnings thereon, to pay the principal of, premium, if any and interest on the loan from the Town to construct the Expansion. The amortization schedules on the loans from the Town to Landlord shall be the same as the Town's general obligation bonds issued to fund the loan to Landlord.

               c. For purposes of this Section 19, fair market value shall be determined on the following basis and in the following order of priority:

               1.   By agreement of the parties;

               2.   By qualified appraiser acceptable to both parties;

               3. In the event the parties cannot agree upon a single appraiser within 30 days following notice of exercise of Tenant's option, then each party shall select an appraiser within 10 days and the two appraisers so chosen shall select a third qualified appraiser and the arithmetic average of the three appraisals shall be the fair market value.

               d. The option price to be paid to Landlord, as hereinabove provided, shall be a net amount to Landlord, and all expenses in connection with the transfer of the Leased Premises including, but not limited to, appraisals, title insurance, recording fees, documentary stamps, conveyance tax, and all other closing costs, shall be paid by Tenant. Notwithstanding the foregoing, Landlord shall be responsible for payment of all outstanding liens and encumbrances against the Leased Premises, excepting any liens or encumbrances created by Tenant, provided no authority to create such liens or encumbrances is hereby implied. The option price shall be paid by Tenant in cash to Landlord concurrently with the conveyance of the Leased Premises by Landlord to Tenant. The Leased Premises shall be conveyed by Landlord to Tenant free and clear of liens and encumbrances excepting municipal and zoning ordinances, recorded easements, and recorded restrictions identified in Exhibit A attached hereto, all taxes or assessments, general or special, and any other defects, liens, or encumbrances caused, created, or suffered by Tenant. Tenant shall obtain and pay for any title evidence which Tenant may feel necessary prior to conveyance. Landlord will provide Tenant with all title reports, title opinions and title policies in its possession.

          e. The right to exercise the option herein granted is conditioned upon the faithful performance by Tenant of all covenants, conditions, and agreements required to be performed by it as Tenant under this Lease, and the payment by Tenant of all rent and other monetary obligations imposed upon Tenant by this Lease to the date of the completion of the purchase of the Leased Premises by Tenant. The Tenant shall have no right to purchase the Leased Premises and any attempt to exercise this option shall be void, if at the time such option is exercised, Tenant is in default under this Lease; provided, however, that Tenant shall have the right to cure any defaults in the manner and to the extent provided in Section 22 hereof at the time it exercises its option and such cure shall satisfy the conditions of this section.

          f. The closing shall occur within 90 days of Tenant's exercise of its option. At closing, Landlord shall deliver a quitclaim deed with covenants conveying good and marketable title to Tenant.

          g. Landlord shall have the right to sell the Leased Premises to a third party at any time, subject to Tenant's rights and interests under this Lease, including without limitation the Tenant's rights under this Section 19.


     20. END OF TERM.

     At the expiration or termination of this Lease, Tenant shall promptly quit and surrender the Leased Premises to Landlord broom clean and in good order and condition, ordinary wear excepted, and free from debris, trash and waste. All trade fixtures, equipment, furniture, furnishings and personal effects not removed by Tenant within ten (10) days after expiration or termination of this Lease shall, at Landlord's option, be deemed to have been conveyed to Landlord and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without obligation to account therefor or, at Landlord's option, Landlord can have such trade fixtures and items removed and the cost of any such removal and the expense of any repair necessitated by such removal shall be borne by Tenant.

     21. RELEASE AND INDEMNITY.

          a. Tenant shall neither hold nor attempt to hold Landlord or Landlord's employees or agents liable for, and Tenant shall defend, hold harmless and indemnify Landlord and Landlord's employees or agents from and against, any and all demands, claims, causes of action, liabilities or judgments, and any and all expenses and costs (including, without limitation, attorneys' fees) incurred by Landlord in investigating and resisting the same, incurred in connection with, or as a result of, or arising from any of the following:

               (1) any acts, omissions or negligence of Tenant, its agents, employees, contractors, subtenants, invitees or visitors or any violation or non-performance of any law, ordinance or governmental requirement of any kind, or from any breach or default in the performance of any provisions of this Lease by any of such persons, or any activity, work or other thing done, permitted or suffered by any of such persons; or

               (2) any injury or damage to the person, property or business of Tenant, its agents, employees, contractors, invitees, visitors or any other person entering upon the Leased Premises, where the injury or damage is caused by any reason whatsoever, except as specifically hereinafter discussed, including without limiting the generality of the foregoing, negligence of

Landlord. The sole exception to this indemnity is for injury or damage caused solely by the fraudulent or criminal acts of the officers and agents of Landlord.

          b. Neither Landlord, nor its agents, servants, or employees, shall be liable for, and Tenant hereby releases such parties from, all claims for loss of life, personal injury or damage to property or business sustained by Tenant or any person claiming by or through Tenant resulting from any fire, accident, occurrence or condition in or upon the Leased Premises. Tenant agrees to use and occupy the Leased Premises at its own risk. Landlord shall have no responsibility or liability for any such loss or injury or for any loss of or damage to fixtures or personal property of Tenant.

          c. The provisions of this Section 21 shall survive the termination or expiration of this Lease.


     22. DEFAULT.

     The occurrence of any one or more of the following shall constitute a default of Tenant hereunder:

          a.   Tenant shall fail to pay any installment of base rent within ten
(10) days after the due date specified in Section 3(b) hereof; provided, however, that no default shall occur unless payment is not received within a period of 10 days following Tenant's receipt of written notice from the Landlord of failure to make such payment. Notice shall be given by Landlord to Tenant of failure to pay only upon the expiration of ten (10) days following the due date.

          b. Tenant shall neglect or fail to perform or observe any covenant herein contained on Tenant's part to be performed or observed, or to pay any sums other than base rent to any party when due, that is not otherwise specified as an event of default under this Section, and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given to Tenant written notice specifying such neglect or failure (forthwith in the case of an emergency or in the case of a breach of a negative covenant contained herein), or within such longer period as may be reasonably required to cure such default if it is of such nature that it can be cured, but not within such thirty-day period, provided that Tenant promptly commences to remedy such default and proceeds with reasonable diligence thereafter to cure such default; provided, however, that such period of completion shall not extend for more than an additional ninety
(90) days).

          c. This Lease or the Leased Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or any partner of Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, or any partner of Tenant, and such attachment is not discharged or disposed of within ninety (90) days after the levy thereof.

          d. Tenant shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) make an assignment of all or a substantial part of its property for the benefit of creditors, (iii) apply for or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Tenant, or any partner of Tenant, or of all or a substantial part of its property or of the Leased Premises or of its interest in this Lease unless such receiver, trustee or liquidator is discharged within ninety (90) days from the date of his appointment; or (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against

Tenant, or any partner of Tenant, in any bankruptcy, reorganization or insolvency proceedings which is not dismissed in ninety (90) days.

          e. The entry of a court order, judgment or decree without the application, approval or consent of Tenant, appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its property or of the Leased Premises or of Tenant's interest in this Lease or adjudicating Tenant, or any partner of Tenant, a bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or stayed within ninety (90) days from the date of entry.

     23. REMEDIES.

     If Tenant shall default under this Lease as set forth in Section 22, Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

          a. Landlord lawfully may, immediately or at any time after such default, and without demand or notice, enter into and upon said Leased Premises or any part thereof in the name of the whole, and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate.

          b. Landlord shall have the right to terminate this Lease by giving Tenant notice in writing, and upon the giving of such notice, this Lease and the Term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant's liability) on the date of the termination of this Lease without the necessity of re-entry or any other act on Landlord's part. Upon any termination of this Lease Tenant shall quit and surrender to Landlord the Leased Premises as set forth in Section 20. If this Lease is terminated, Tenant shall remain liable to Landlord for all rent accrued and unpaid and for the entire unpaid rental and other sums due hereunder for the remainder of the Term and Landlord shall also be entitled to recover damages from Tenant, such damages to include not only damages under this Lease, but also reimbursement for any liability or obligation that Landlord may elect to assume under any subleases of the Leased Premises. Landlord agrees to exercise reasonable efforts to mitigate its damages.

          c. Landlord may, without further demand or notice, re-enter and take possession of the Leased Premises or any part thereof, without terminating this Lease and expel Tenant and those claiming through or under Tenant, and remove any effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies and Tenant shall remain liable for its obligations under this Lease. Should Landlord elect to re-enter as provided in this subsection 23(c), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord, may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms and at such rent or rentals and upon such other conditions as Landlord may deem advisable, with the right to make alterations or repairs to the Leased Premises. No such re-entry or repossession of the Leased Premises by Landlord shall be construed as an election of Landlord's part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such re-entry or repossession of the Leased Premises shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Landlord shall be entitled to the amount of the monthly rent and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of reletting the Leased Premises after deducting all of Landlord's expenses in connection with such reletting. Tenant shall pay such amount to Landlord on the days on which the rent or other sums due hereunder would have been payable hereunder if possession had not been retaken. In no event shall Tenant be entitled to receive the excess, if any, of net rent collected by Landlord as a result of such reletting of the sums payable by Tenant to Landlord hereunder.

          d. If Tenant shall default in making any payment required to be made by Tenant (other than payments of rent) or shall default in performing any other obligation of Tenant under this Lease, Landlord may, but shall not be obligated to, make such payment or, on behalf of Tenant, spend such sum as may be necessary to perform such obligation. All sums so expended by Landlord, together with interest thereon at the annual rate of 18 percent, shall be repaid by Tenant to Landlord on demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it effect any other remedy of Landlord by reason of such default.

          e. The receipt of rent by Landlord with knowledge of any default of Tenant shall not be deemed to be a waiver of any provision of this Lease. Any failure of Landlord to enforce the provisions of this Lease upon the default of Tenant shall not be construed as creating a custom of deferring payment or as modifying in any way the terms of this Lease or as a waiver of Landlord's remedies under this Lease or of Landlord's right to enforce the provisions hereof for any subsequent default. No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent due hereunder shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed in accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

     24. HOLDOVER.

     If Tenant or any party claiming through or under Tenant shall remain or continue to be in possession of the Leased Premises or any part thereof after the termination of the Lease, without Landlord's consent, Tenant or such party or both shall be deemed to be a month-to-month tenant of the Leased Premises on all the terms and conditions of this Lease except that the monthly rent hereunder shall be two times the amount payable during the month prior to such termination. This Section shall not be construed as giving Tenant any right to hold over after the expiration of the Term or to limit Landlord's rights to obtain possession of the Leased Premises upon termination by any lawful means available to Landlord if Landlord does not elect to treat the continued possession by Tenant or any party claiming through or under Tenant as a month-to-month tenancy.

     25. SUBORDINATION.

          a. The Tenant agrees at the request of the Landlord to subordinate this Lease to any mortgage placed upon the Premises, provided that the holder of such mortgage agrees in substance for itself, its successors and assigns to be bound by the terms of this Lease and not to disturb the Tenant in the Tenant's possession of the Premises so long as the Tenant continues to perform the Tenant's obligations hereunder; and, in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept the Tenant as Tenant of the Premises under the terms and conditions of this Lease and to perform the Landlord's obligations hereunder (but only while owner of the Premises), and the Tenant agrees to recognize such holder or any other person acquiring title to the Premises as the Landlord.


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


          b. Subject to the requirements of Section 25(a) promptly at the request of Landlord or the holder of any mortgage on the Leased Premises or any landlord under any ground or underlying lease (herein referred to as a "Mortgagee"), Tenant shall execute, acknowledge and deliver such further instruments evidencing such subordination as the Landlord or such Mortgagee shall deem necessary or desirable, and, upon request of such Mortgagee, attorney to such Mortgagee and recognize such Mortgagee as Landlord under all the terms and provisions of this Lease except as such Mortgagee shall not be (i) liable for any act or omission of any prior landlord, or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord, or (iii) bound by any rent or other sums payable hereunder that Tenant might have paid for more than one month in advance to any prior landlord, or (iv) bound by any amendment or modification of this Lease made without the consent of such Mortgagee.

          c. Subject to the requirements of Section 25(a) after receiving written notice from any Mortgagee, Tenant shall be required to give to such Mortgagee the same notices as are required to be given to Landlord under the terms of this Lease, but such notices may be given by Tenant to Landlord and such Mortgagee concurrently. It is further agreed that such Mortgagee shall have the right, but not the obligation, within thirty (30) days after receipt of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before Tenant may take any action under this Lease by reason of such default and if necessary to cure such default, such Mortgagee shall have access to the Leased Premises. Notice to such Mortgagee shall be sent to the address specified in the written notice from such Mortgagee to Tenant, or to such other address as may be designated in writing from time to time from such Mortgagee. In any subordination agreements required of Tenant, Landlord shall exercise its best efforts to obtain a mortgagee's commitment to provide notices to Tenant contemporaneously with providing such notices to Landlord.

     26. NO IMPLIED SURRENDER OR WAIVER.

     The acceptance of rent by Landlord or his agent shall not be deemed to be a waiver (except as to any default arising out of the failure to pay the rent so accepted by Landlord) of any breach of Tenant of any covenant herein contained. No provisions of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the party to be charged.

     27. NO REPRESENTATIONS BY LANDLORD OR TENANT; ENTIRE AGREEMENT.

     Neither Landlord and Landlord's agents, nor Tenant and Tenant's agents, have made any representations, warranties, agreements or promises with respect to the Leased Premises, except such as are expressed herein. The entire agreement of the parties is contained herein, and there are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them other than as are herein set forth. The Leased Premises are being leased "as is" and Landlord makes no representation, express or implied, with respect to habitability, merchantability or fitness for a particular purpose.

     28. AMENDMENT OR MODIFICATION.

     Except as herein otherwise provided, no amendment, alteration, modification of or addition to this Lease shall be valid or binding unless expressed in writing and signed by the party or parties to be bound thereby.


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


     29. DEFINITION OF LANDLORD.

     The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the Leased Premises. In the event of any sale or other transfer of the Leased Premises by Landlord, whether the original Landlord hereunder or any successor Landlord thereto, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale or transaction and Tenant shall look solely to the successor Landlord for the performance of any such covenants or obligations.

     30. ESTOPPEL CERTIFICATES.

     Tenant agrees, at any time, and from time to time, upon not less than ten
(10) days prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as modified is in full force and effect), and that there are no defenses or offsets thereto then accrued, or stating those claimed by Tenant, and the dates to which the rent and other charges have been paid, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of, any prospective holder of a mortgage upon the fee of the Leased Premises, or any other properly interest party.

     31. LIMITATION OF LANDLORD'S LIABILITY.

     Tenant shall neither assert nor seek to enforce any claim (except injunctive relief where appropriate) for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Leased Premises and in the rents, issues and profits thereof, and in any insurance proceeds actually received by Landlord that are allocable to the Leased Premises, and Tenant agrees to look solely to such interests and proceeds for the satisfaction of any liability of Landlord under this Lease. In no event shall Landlord (which term shall include, without limitation all of the officers, trustees, directors, partners, partners in partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability or ever be liable for damages, whether direct, consequential, punitive or otherwise.

     32. SEVERABILITY.

     If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in the event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

     33. CAPTIONS, GENDER, AND NUMBER.

     The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease. The term "Tenant" herein, or any pronoun used in place thereof, shall include the masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable.


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


     34. NOTICE.

     Any notice, demand or communication concerning the Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered personally or by certified or registered U.S. mail, postage prepaid or overnight courier service addressed to Tenant at the Leased Premises with a copy to Eaton, Peabody, Bradford & Veague, P.A., 167 Park Row, P.O. Box 9, Brunswick, ME 04011,
ATTN: Michael B. Trainor, Esq. or addressed to Landlord at 28 Federal Street, Brunswick, Maine 04011, ATTN: President, with a copy to Pierce, Atwood, Scribner, Allen, Smith & Lancaster, One Monument Square, Portland, Maine 04101, ATTN:. James M. Saffian, Esq. Any such notice shall be deemed effective upon the earlier of (i) actual receipt or (ii) three days after deposit in the U.S. mail or with such overnight courier service as provided herein. Either party can change its address for future notices in the manner provided above, such change of address to be effective only upon receipt.

     35. ADDITIONAL RIGHTS.

     In the event it shall become necessary for Landlord to bring suit in order to collect the rent or to enforce any other provision of this Lease on the part of Tenant to be performed, Landlord shall be entitled to collect reasonable attorneys' fees and costs from Tenant in connection with the aforesaid enforcement proceedings, except to the extent prohibited by applicable law.

     36. RECORDING.

     Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a short form memorandum of this Lease in recordable form in compliance with the requirements of 33 M.R.S.A. ss.201, as amended, and satisfactory to Landlord and Tenant, which memorandum of lease may be recorded by either party. In no event shall such memorandum set forth the rental or other charges payable by Tenant under this Lease and any such memorandum shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions hereof.

     37. BINDING EFFECT.

     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     38. GOVERNING LAW.

     This Lease shall be governed by and interpreted in accordance with the laws of the State of Maine.

     IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first set forth above.


WITNESS                             BRUNSWICK DEVELOPMENT  CORPORATION

                                    By: /s/ Donald H. Cerrish
---------------------------             ----------------------------------------
                                        Print Name:
                                        Its:



                                    BRUNSWICK TECHNOLOGIES, INC.

                                    By: /s/ Thomas L. Wallace
---------------------------             ----------------------------------------
                                        Print Name: Thomas L. Wallace
                                        Its Vice President



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